Exhibit 99.1


                              Kellogg Company News

                     For release:          April 24, 2003
                     Media Contact:        Wendy A. Lyon  (269) 961-3799
                     Analyst Contact:      John P. Renwick, CFA  (269) 961-6365

                      KELLOGG REPORTS STRONG START TO 2003


         BATTLE CREEK, Mich. - Kellogg Company (NYSE: K) today reported that its first quarter 2003 net sales and earnings came in at the high end of its guided range, with solid performances across the Company.

         Reported net earnings were $163.9 million, or $0.40 per diluted share, compared to the year-ago period's $152.6 million, or $0.37 per share. The first quarter 2002 earnings included $0.02 per share related to favorable legal settlements. Excluding those settlements from the year-earlier period, EPS growth in this year's first quarter was 14%, and came on top of a similarly strong underlying gain a year ago.

         "Our first quarter performance represents a strong start to the year, marked by solid top-line growth across our portfolio and earnings that were at the top end of our projected range," said Carlos Gutierrez, Kellogg's chairman and chief executive officer. "To deliver this kind of performance, despite facing difficult sales growth comparisons and margin pressure from higher commodity, energy, and benefits costs, is a credit to the commitment and execution of our entire organization."

         Net sales increased by 4.2%, to $2.15 billion. Foreign currency translation contributed 2.3 percentage points to the sales growth, but this was partially offset by an adverse 1.5 percentage-point impact of two small divestitures made over the last twelve months. Excluding this currency translation and these divestitures, Kellogg's internal sales growth was a solid 3.4%, which came against a strong year-earlier internal growth rate of 4.4%.

         Internal net sales for Kellogg USA increased by 3%, led by solid gains in our two largest businesses. U.S. Cereal sales were up 4%, despite comparing against a large 9% gain in the year-ago period. This growth was driven by new products and strong consumer promotions. Excluding the aforementioned divestitures, U.S. Snacks recorded a 4% internal net sales gain. This growth was driven by continued new-product activity in wholesome snacks, but it also reflected early progress in the return to innovation and consumer promotion in biscuits. Our All Other U.S. group posted flat net sales in the quarter.

         Kellogg International posted a 12% increase in net sales, or 5% in local currencies. In Europe, the company recorded currency-adjusted growth of nearly 3%, aided by the implementation of Volume to Value and its focus on new products and favorable mix. Kellogg's Latin American business grew by 13% in local currencies, representing continued strong momentum in Mexico, Central America, and the Caribbean. Collective growth was also posted by all other segments, led by Canada.

         "We're encouraged by the broad-based nature of our sales growth," commented Mr. Gutierrez. "Adhering to our Volume to Value principle, each of our businesses is focused on adding value for the consumer instead of relying on price discounts. This principle - along with continuously improving execution - allowed us to continue to grow in U.S. Cereal, resume growth in U.S. Snacks, and sustain momentum in our International markets."

         Operating profit increased by more than 6%, to $347 million, driven by sales growth and cost control. Gross margin declined slightly because of significantly higher commodity, energy, and benefits costs, though efforts to offset these costs - productivity initiatives, sales mix, and modest price increases - did begin to pay off as the quarter progressed. Advertising and consumer promotion expense was up 5% year-over-year.

         "In the quarter, we were able to post solid net sales, operating profit, and earnings per share growth, all on top of similarly strong year-ago growth rates. That's a sign of momentum." Mr. Gutierrez said. "Moreover, a key to sustainable growth is maintaining and improving the underlying profitability that allows us to reinvest in our brands. While we faced some unusually large cost increases in the first quarter, we made good progress in mitigating those pressures, and we kept overhead down. This will allow for continued brand-building investment in the future."

         Cash flow, defined as cash from operating activities less capital expenditures, was $158 million. While down from an unusually strong year-ago level, cash flow was in line with our expectations for the quarter, and again featured improved working capital efficiency.

         Mr. Gutierrez said, "Our Manage for Cash principle has the entire organization focused on finding ways to turn our earnings more quickly into cash. This quarter represented the seventh consecutive quarter in which we have sequentially reduced 12-month average core working capital as a percent of rolling 12-month net sales."

                         Kellogg Reaffirms 2003 Guidance

         Kellogg stated that its first-quarter performance should provide greater confidence in its 2003 earnings per share outlook of $1.86-1.90. The Company also reminded investors that its first half earnings growth would be higher than its second half gains, with another double-digit EPS improvement expected in the second quarter. The higher first-half growth rates are mostly due to easier comparisons on interest expense, other income, tax rate, and shares outstanding. Management also emphasized its commitment to reinvesting in the business throughout the year.

         Kellogg continues to expect low single-digit net sales growth across the Company's major operating units in 2003. Despite significantly higher commodity, energy, and benefit costs, Kellogg's gross profit margin should increase slightly because of higher sales, favorable mix, and productivity initiatives. This should drive a mid-single-digit gain in operating profit, even as brand-building investment is increased faster than net sales.

         Mr. Gutierrez concluded, "Kellogg Company is striving to deliver dependable financial performance that creates value for our share owners. Our first-quarter performance is further indication that we have the people, plans, and capabilities for sustainable growth."

                              About Kellogg Company
With 2002 sales of $8.3 billion, Kellogg Company is the world's leading producer of cereal and a leading manufacturer of convenience foods such as cereal bars, frozen waffles, toaster pastries, cookies, and crackers. The Company also produces natural and vegetarian foods. Founded in 1906 and dedicated to providing nutritious, good-tasting foods, Kellogg has manufacturing facilities in 19 countries and sells its products in more than 180 countries. Kellogg brands include Kellogg's, Keebler, Pop-Tarts, Eggo, Nutri-Grain, Cheez-It, Morningstar Farms, and Kashi. For more information, or for any non-GAAP financial information provided in response to questions asked during today's conference call, please visit Kellogg's web site at www.kelloggcompany.com.

                      Forward-Looking Statements Disclosure
         This news release contains forward-looking statements related to business performance, cash flow, costs, sales, brand-building, operating profit, earnings and growth. Actual performance may differ materially from these statements due to factors related to the Keebler acquisition, including integration problems, failures to achieve synergies, unanticipated liabilities, and the substantial amount of indebtedness incurred to finance the acquisition (which could, among other things, hinder the Company's ability to adjust rapidly, make the Company more vulnerable to a downturn, and place the Company at a competitive disadvantage to less-leveraged companies); competitive conditions and their impact; pricing and promotional spending; the effectiveness of marketing spending and programs; the success of productivity improvements and business transitions; the success of innovation and new product introductions; the recoverability of the carrying amount of goodwill and other intangibles; the availability of and interest rates on short-term financing; commodity prices and labor costs; actual market performance of investments; changes in consumer behavior and preferences; U.S. and foreign economic factors such as interest rates, statutory tax rates, and foreign currency translations or unavailability; legal factors; business disruption or other losses from terrorist acts or political unrest; and other factors.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF EARNINGS

===========================================================================================================
===========================================================================================================
(millions, except per share data)                                  Quarter ended           Quarter ended
                                                                     March 29,               March 30,
(Results are unaudited)                                               2003                    2002
===========================================================================================================
===========================================================================================================

Net sales                                                            $2,147.5                $2,061.8

Cost of goods sold                                                    1,231.1                 1,177.2
Selling and administrative expense                                      569.0                   557.5
                                                          -------------------------------------------------
                                                          -------------------------------------------------

Operating profit                                                        347.4                   327.1

Interest expense                                                         92.0                    98.1
Other income (expense), net                                               0.7                    14.4
                                                          -------------------------------------------------
                                                          -------------------------------------------------

Earnings before income taxes                                            256.1                   243.4
Income taxes                                                             92.2                    90.8
                                                          -------------------------------------------------
                                                          -------------------------------------------------


Net earnings                                                           $163.9                  $152.6
                                                          =================================================
                                                          =================================================

Net earnings per share:
    Basic                                                                $.40                    $.37
    Diluted                                                              $.40                    $.37

Dividends per share                                                    $.2525                  $.2525
                                                          =================================================
                                                          =================================================

Average shares outstanding:
    Basic                                                               407.7                   407.1
                                                          =================================================
                                                          =================================================
    Diluted                                                             409.3                   409.4
                                                          =================================================
                                                          =================================================

Actual shares outstanding at period end                                 406.3                   408.3
                                                          =================================================
                                                          =================================================

Other income (expense), net includes non-operating items such as interest income, foreign exchange gains and losses, charitable donations, and gains on asset sales. Other income (expense), net, for the period ended March 30, 2002, includes a $16.5 credit ($10.2 after tax or $.02 per share), related to favorable legal settlements.

Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA

==================================================================================================================
==================================================================================================================
(millions)                                                      Quarter ended                 Quarter ended
                                                                  March 29,                     March 30,
(Results are unaudited)                                           2003                            2002
==================================================================================================================
==================================================================================================================

Net sales
           United States                                              $1,435.9                        $1,426.8
           Europe                                                        394.5                           325.8
           Latin America                                                 139.7                           150.5
           All other operating segments*                                 177.4                           158.7
           Corporate                                                         -                               -
                                                           -------------------------------------------------------
                                                           -------------------------------------------------------
           Consolidated                                               $2,147.5                        $2,061.8
                                                           =======================================================
                                                           =======================================================

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

Operating profit
           United States                                                $240.3                          $242.1
           Europe                                                         58.3                            45.5
           Latin America                                                  39.6                            37.2
           All other operating segments*                                  35.8                            20.2
           Corporate                                                     (26.6)                          (17.9)
                                                           -------------------------------------------------------
                                                           -------------------------------------------------------
           Consolidated                                                 $347.4                          $327.1
                                                           =======================================================
                                                           =======================================================

*Includes Canada, Australia, and Asia.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS

=====================================================================================================================
=====================================================================================================================
(millions)
                                                                            Year-to-date           Year-to-date
                                                                            period ended           period ended
                                                                             March 29,               March 30,
 (unaudited)                                                                   2003                     2002
=====================================================================================================================
=====================================================================================================================
Operating activities
Net earnings                                                                   $163.9                   $152.6
Adjustments to reconcile net earnings to operating cash flows:
  Depreciation and amortization                                                  85.7                     87.0
  Deferred income taxes                                                          13.4                     11.4
  Other                                                                          66.9                     14.4
Postretirement benefit plan contributions                                       (46.8)                   (24.5)
Changes in operating assets and liabilities                                     (94.8)                    46.6
---------------------------------------------------------------------------------------------------------------------
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Net cash provided by operating activities                                       188.3                    287.5
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Investing activities
Additions to properties                                                         (29.9)                   (32.9)
Dispositions of businesses                                                       14.3                        -
Other                                                                             1.2                     (0.4)
---------------------------------------------------------------------------------------------------------------------
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Net cash used in investing activities                                           (14.4)                   (33.3)
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Financing activities
Net issuances (reductions) of notes payable                                      10.5                   (127.6)
Reductions of long-term debt                                                        -                    (25.0)
Net issuances of common stock                                                    14.7                     42.0
Common stock repurchases                                                        (62.0)                    (0.4)
Cash dividends                                                                 (102.9)                  (102.9)
Other                                                                             2.4                        -
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                          (137.3)                  (213.9)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                          (0.4)                   (11.1)
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---------------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                            36.2                     29.2
Cash and cash equivalents at beginning of period                                100.6                    231.8
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                     $136.8                   $261.0
=====================================================================================================================
=====================================================================================================================

Supplemental Financial Data:

Cash Flow (operating cash flow less property additions)*                       $158.4                   $254.6
=====================================================================================================================
=====================================================================================================================

* We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

===========================================================================================================
===========================================================================================================
(millions, except per share data)                                       March 29,          December 28,
                                                                          2003                 2002
                                                                       (unaudited)               *
===========================================================================================================
===========================================================================================================
Current assets
Cash and cash equivalents                                                  $136.8               $100.6
Accounts receivable, net                                                    811.1                741.0
Inventories:
    Raw materials and supplies                                              179.0                172.2
    Finished goods and materials in process                                 417.2                431.0
Other current assets                                                        322.4                318.6
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

Total current assets                                                      1,866.5              1,763.4
Property, net of accumulated depreciation
  of $3,091.2 and $3,012.4                                                2,776.2              2,840.2
Goodwill                                                                  3,102.1              3,106.6
Other intangibles, net of accumulated amortization
  of $20.9 and $20.6                                                      2,025.6              2,026.0
Other assets                                                                487.6                483.1
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

Total assets                                                            $10,258.0            $10,219.3
===========================================================================================================
===========================================================================================================
Current liabilities
Current maturities of long-term debt                                     $1,275.9               $776.4
Notes payable                                                               431.4                420.9
Accounts payable                                                            583.3                619.0
Accrued advertising and promotion                                           346.3                309.0
Other current liabilities                                                   881.6                889.6
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

Total current liabilities                                                 3,518.5              3,014.9

Long-term debt                                                            4,019.1              4,519.4
Deferred income taxes                                                       985.6                986.4
Pension benefits                                                            341.2                334.5
Nonpension postretirement benefits                                          344.5                329.6
Other liabilities                                                           140.1                139.4

Shareholders' equity
Common stock, $.25 par value                                                103.8                103.8
Capital in excess of par value                                               44.6                 49.9
Retained earnings                                                         1,934.0              1,873.0
Treasury stock, at cost                                                    (321.0)              (278.2)
Accumulated other comprehensive income                                     (852.4)              (853.4)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                  909.0                895.1
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                              $10,258.0            $10,219.3
===========================================================================================================
===========================================================================================================

* Condensed from audited financial statements.